AGREEMENT

May 5th, 2015

Eco-Logic Environmental Engineering, Inc.
951 Via Rodeo
Placentia, CA 92870

Re: ***Agreement***

This agreement sets forth the terms under which Eco-Logic Environmental Engineering, Inc. (the "Company") engages Carbon Credit International, Inc. (the "Advisor) as its agent for providing carbon credit management services to the Company (the "Proposed Services")(the "Agreement"). In accordance therewith, the parties hereto agree as follows:

1. The Effective Date of this engagement agreement shall be May 5, 2015

2. Company hereby retains Advisor as its non-exclusive agent for purposes of providing consulting services to the Company, which shall include, but are not limited to: (a) providing Company with a carbon footprint management program; (b) implementation and ongoing management of Company's carbon management program; and (c) acting as a broker or seller of carbon credits for purpose of successfully effectuating the aforementioned. In such manner, Advisor shall hold himself available to Company to take, or cause to take, such action reasonably necessary for the successful execution of the Proposed Services.

3. Company shall pay Advisor the sum of One Hundred Twenty Five 00/100 Dollars ($125/00) per hour with minimum of Ten billable hours per 30 day billing cycle to start on the 15th day of every month.

4. All obligations of Advisor contained herein shall be subject to Advisor's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. Advisor shall devote such time and effort to the performance of its duties hereunder as Advisor shall determine is reasonably necessary for such performance. Accordingly, Company shall furnish to Advisor all information reasonably relevant to the performance by Advisor of its obligation under this Agreement which will permit Advisor to know all facts material to the advice to be rendered.

5. Nothing in this Agreement shall limit or restrict the right of Advisor or any partner, employee, agent or representative of Advisor, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of Advisor to render services of any kind to any other corporation, firm, individual or association.

6. Advisor will hold in confidence any information which Company provides to Advisor pursuant to this Agreement unless Company gives Advisor permission in writing to disclose such information to a specific third party. All information which Company provides to Advisor in connection

connection with its duties hereunder shall be considered Confidential Information. Notwithstanding the foregoing, Advisor shall not be required to maintain confidentiality with respect to information: (a) which is or becomes part of the public domain; (b) of which it had independent knowledge prior to disclosure; (c) which comes into the possession of Advisor in the normal and routine course of business from and through independent non-confidential sources; (d) which is required to be disclosed by Advisor by governmental requirements. If Advisor is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands or similar process) to disclose any confidential information supplied to it by Company, or the existence of other negotiations in the course of its dealings with Company, Advisor shall, unless prohibited by law, promptly notify Company of such request(s) so that Company may seek an appropriate protective order.

7. Company agrees to indemnify and hold harmless Advisor, its partners, employees, agents, representatives and controlling persons from any against any and all losses, claims, damages, liabilities, costs and expenses arising only as a result of (and all suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Advisor is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of, Advisor's service pursuant to this Agreement. Company further agrees that Advisor shall incur no liability to Company or any other party on account of this Agreement or any acts or omissions arising out of or related to the actions of Advisor relating to this Agreement or the performance or failure to perform any services under this Agreement except for Advisor's intentional or willful misconduct.

8. This Agreement may not be transferred, assigned or delegated by any of the parties hereto with 30 day written notice.

9. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions contained herein, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such terms or condition, but the same shall continue in full force and effect.

10. This Agreement is for a term of one year. The Agreement is terminable for cause by either party during the Term and may be terminated by any of the parties with 30 day written notice.

11. Any notices hereunder shall be sent to Company and to Advisor at their respective addresses set forth above. Any notice can be sent via Email or by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States Mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

12. This Agreement has been made in the State of Nevada, United States of America and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

altered or modified except in writing and signed by the party to be charged thereby. This Agreement supersedes any and all previous agreement between the parties relating to the subject matter hereof.

14. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in paragraph seven (7), and their respective heirs, administrators, successors and permitted assigns.

Agreed to and accepted this: 5th of May 2015

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By:

For: Eco-Logic Inc.

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By:

For: Carbon Credit International, Inc.